                                                                    Exhibit 15
                                                                  Execution Copy

                            STOCK PURCHASE AGREEMENT

                                     between

                                  JCF FPK I LP,

                                    as Buyer

                                       and

                             TRIARC COMPANIES, INC.,

                         MADISON WEST ASSOCIATES CORP.,

                        PELTZ FAMILY LIMITED PARTNERSHIP,

                   THE LENI AND PETER MAY FAMILY FOUNDATION,

                                    JON MAY,

                               LESLIE MAY BLAUNER,

                  C. P. INTERNATIONAL INVESTMENTS LIMITED, and

                                   AMY SCHORR

                                   as Sellers

                          Dated as of April 20, 2007

                            STOCK PURCHASE AGREEMENT

          STOCK PURCHASE AGREEMENT, dated as of April 20, 2007 (this "Agreement"), between JCF FPK I LP (the "Buyer"), and TRIARC COMPANIES, INC., MADISON WEST ASSOCIATES CORP., PELTZ FAMILY LIMITED PARTNERSHIP, THE LENI AND PETER MAY FAMILY FOUNDATION, JON MAY, LESLIE MAY BLAUNER, C. P. INTERNATIONAL INVESTMENTS LIMITED, and AMY SCHORR (each, a "Seller" and, collectively, the "Sellers").

          WHEREAS, on the terms and subject to the conditions set forth below, Buyer desires to acquire from Sellers, and Sellers desire to sell to Buyer an aggregate of 5,737,032 shares (collectively, the "Seller Shares") of common stock, par value $.01 per share, of Encore Capital Group, Inc., a Delaware corporation (the "Company"), which Seller Shares constitute all of the shares of common stock owned by Sellers, in exchange for the Purchase Price (as defined below);

          NOW, THEREFORE, in consideration of the premises and agreements set forth herein, the adequacy of which is hereby acknowledged, the parties hereto agree as follows:

          1. Purchase and Sale of Seller Shares. Upon the terms and subject to the conditions set forth in this Agreement, Buyer agrees to purchase the number of Seller Shares from each Seller set forth opposite its name on Schedule 1 hereto, and each Seller agrees to sell to Buyer (such purchase and sale referred to herein as the "Share Purchase"), the number of Seller Shares set forth opposite its name on Schedule 1 hereto for a purchase price in cash of $9.75 per share (the "Per Share Price"), which corresponds to an aggregate purchase price in cash of $55,936,062.00 (the "Aggregate Purchase Price").

          2. The Closing. Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Share Purchase (the "Closing") shall take place on May 10, 2007 (the "Closing Date"), at such place as the parties may mutually agree. At the Closing, the following shall occur:

          (a) Buyer shall deliver to each Seller:

          (1) the applicable portion of the Purchase Price for such Seller's Seller Shares to be purchased by Buyer pursuant to Section 1 of this Agreement, as set forth on Schedule 1 hereto, by wire transfer of immediately available funds to a bank account or accounts to be designated by each Seller in writing at least two business days prior to the Closing Date; and

          (2) a receipt for such Seller's Seller Shares purchased by Buyer pursuant to Section 1 of this Agreement;

          (b) each Seller shall deliver to Buyer:

          (1) certificates or entitlements to shares held in "street name" that have been electronically transferred to the Custodian (as defined below) representing all of the Seller Shares to be sold by such Seller pursuant to Section 1 of this Agreement duly endorsed or accompanied by stock powers duly executed, with all necessary stock transfer stamps attached thereto and canceled, or such other assignments, deeds, share transfer forms, endorsements, notarized deeds of transfer or other instruments or documents, duly stamped where necessary and required, as are necessary or appropriate to transfer to the Buyer such Seller Shares and all right, title and interest therein and thereto; and

          (2) a receipt for the applicable portion of the Purchase Price received by such Seller.

          (c) Certificates in negotiable form or shares held in "street name" electronically transferred to the Custodian (as defined below) for the Seller Shares shall be placed in custody, for delivery under this Agreement, under a Custody Agreement and Irrevocable Power of Attorney (the "Custody Agreement") made with American Stock Transfer & Trust Company, as custodian (the "Custodian"), substanially in the form of Exhibit A. Each Seller agrees that, subject to the provisions hereof and of the Custody Agreement, the shares held in custody for such Seller under the Custody Agreement are subject to the interests of the Buyer hereunder, that the arrangements made by such Seller for such custody are to that extent irrevocable, and that the obligations of such Seller hereunder shall not be terminated by any act of such Seller or by operation of law, whether by the death, disability, incompetence or incapacity of such Seller, if such Seller is an individual, or, if such Seller is an estate, trust or foundation, by the death or incapacity of any executor or trustee or the termination of such estate, trust or foundation, or if such Seller is a partnership, corporation or other entity, by the dissolution or liquidation of such partnership, corporation or other entity, or by the occurrence of any other event; if such Seller or any such executor or trustee should die or become disabled, incompetent or incapacitated, or if any such estate, trust or foundation should be terminated, or if any such partnership, corporation or other entity should be dissolved or liquidated, or if any other such event should occur, before the delivery of the Seller Shares hereunder to the Buyer or the completion of the sale of the Seller Shares as contemplated hereby, certificates representing the Seller Shares shall be delivered to the Buyer by or on behalf of such Seller and the sale of the Seller Shares shall be completed in accordance with the terms and conditions of the Custody Agreement and all other actions required to be taken under this Agreement and the Custody Agreement shall be taken by the Custodian as required; and actions taken by the Custodian shall be as valid as if such death, disability, incompetence, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, disability, incompetence, incapacity, termination, dissolution or other event.

          3. Representations and Warranties of Seller. Each Seller, severally and not jointly, represents and warrants to Buyer as of the date of this Agreement and as of the Closing Date, as follows:

          (a) If such Seller is a corporation, such Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and such Seller has all necessary power and authority to enter into this Agreement and the Custody Agreement and has taken all action necessary to execute and deliver such agreements, to consummate the transactions contemplated thereby and to perform its obligations thereunder. If such Seller is an individual, such Seller has the capacity to enter into this Agreement and the Custody Agreement and to consummate the transactions contemplated thereby and to perform such Seller's obligations thereunder. This Agreement and the Custody Agreement have been duly executed and delivered by such Seller. Assuming the due execution of this Agreement and the Custody Agreement by Buyer, this Agreement and the Custody Agreement constitute and will constitute legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (b) Neither the execution and delivery of this Agreement or the Custody Agreement by such Seller nor the performance by such Seller of such Seller's obligations thereunder nor the consummation by such Seller of the transactions contemplated thereby, will result in (i) if such Seller is a corporation, a violation of, or a conflict with, any provision of the organizational documents of such Seller, (ii) a breach or violation of, or a default under (with or without notice or lapse of time or both), any term or provision of, or any right of termination, cancellation, modification or acceleration arising under, any contract or permit to which such Seller is a party or is subject or by which any of such Seller's properties or assets are bound, (iii) a violation by such Seller of any government order or law to which such Seller is subject or by which any of such Seller's properties or assets are bound, or (iv) the imposition of any encumbrance on the business, properties or assets of such Seller, except in each of the cases of clauses (ii), (iii) and (iv), for those breaches, defaults, rights, violations or impositions which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the ability of such Seller to perform such Seller's obligations thereunder and to consummate the transactions contemplated thereby.

          (c) No government approval with any governmental authority, or consent, approval or waiver of any other person, is required to be made or obtained by such Seller in connection with the execution, delivery and performance of this Agreement or the Custody Agreement and the consummation of the transactions contemplated thereby except those that have been made or obtained prior to the date hereof, and except for those government approvals or consents, approvals or waivers of any other person which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the ability of such Seller to perform such Seller's obligations hereunder and to consummate the transactions contemplated thereby.

          (d) Such Seller is the record or beneficial owner of the Seller Shares set forth opposite such Seller's name on Schedule 1 hereto, free and clear of all claims, pledges, security interests, liens, charges, encumbrances, options, proxies, voting trusts or agreements and other restrictions and limitations of any kind (collectively, "Encumbrances"). Such Seller is not a party to any other agreement, and no such option, right or agreement exists, that requires, or that may require upon the passage of time, the payment of money or the occurrence of any other event, such Seller to transfer any of such Seller Shares to anyone other than Buyer. On the Closing Date, such Seller shall transfer to Buyer good and valid title to such Seller Shares, free and clear of all Encumbrances.

          (e) Such Seller has conducted such Seller's own independent investigation of the Company and has been furnished with all information, documents and other materials relating to the Company and its business, management, operations and finances, that such Seller believes is necessary to enter into this Agreement and the Custody Agreement. Such Seller (i) is familiar with the business of the Company, (ii) has obtained any and all publicly available information regarding the Company that such Seller has determined is necessary or appropriate in making the decision to sell the Seller Shares to Buyer and in determining the sale price therefor, and
     (iii) is not relying on, and has not received, any representation or statement by Buyer (except as expressly set forth herein) or any of its directors, officers, stockholders, agents or representatives regarding (A) the business, financial condition or prospects of the Company or (B) the value of the Seller Shares. Such Seller acknowledges and agrees that (x) the Per Share Price may not equal the trading price of the Company's common stock (or the fair market value of the Seller Shares) on the date hereof and (y) after the Closing, the value of the Seller Shares may increase as a result of a number of factors, including without limitation (I) changes in the Company's business, financial condition, business relationships or prospects or (II) general industry, market or economic conditions. Without limiting the generality of the foregoing, such Seller acknowledges that (i) Buyer currently may have, and later may come into possession of, information with respect to the business, financial condition or prospects of the Company that is not known to such Seller and that may be material to a decision to sell the Seller Shares (the "Buyer Excluded Information") and
     (ii) such Seller has determined to sell the Seller Shares notwithstanding such Seller's lack of knowledge of the Buyer Excluded Information and (iii) Buyer shall have no liability to such Seller with respect to the nondisclosure of the Buyer Excluded Information or any other information in connection with the transaction contemplated hereby.

          (f) Such Seller acknowledges that the consideration specified in this Agreement has been agreed upon by Buyer and such Seller after good-faith arms'-length negotiation.

          (g) Except for the representations and warranties contained in this
     Section 3, neither such Seller nor any other person has made or makes any other express or implied representation or warranty, either oral or written, on behalf of such Seller or any of such Seller's respective affiliates, subsidiaries, predecessors, successors, assigns, and each of their respective directors, officers, employees, agents, stockholders, attorneys, and insurers, past, present and future, including, without limitation, any representation or warranty relating to the Company, its financial position and results of operations or its prospects.

          4. Representations and Warranties of Buyer. Buyer represents and warrants to each Seller as follows:

          (a) Buyer is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

          (b) Buyer has all necessary power and authority to enter into this Agreement and the Custody Agreement and has taken all action necessary to execute and deliver such agreements, to consummate the transactions contemplated thereby and to perform its obligations thereunder. This Agreement and the Custody Agreement have been duly executed and delivered by Buyer. Assuming the due execution of this Agreement and the Custody Agreement by Sellers, this Agreement and the Custody Agreement constitute and will constitute legal, valid and binding obligations of Buyer, enforceable against it in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (c) Neither the execution and delivery of this Agreement or the Custody Agreement by Buyer nor the performance by Buyer of its obligations thereunder nor the consummation by Buyer of the transactions contemplated thereby, will result in (i) a violation of, or a conflict with, any provision of the organizational documents of Buyer, (ii) a breach or violation of, or a default under (with or without notice or lapse of time or both), any term or provision of, or any right of termination, cancellation, modification or acceleration arising under, any contract or permit to which Buyer is a party or is subject or by which any of its properties or assets are bound, (iii) a violation by Buyer of any order or law to which Buyer is subject or by which any of its properties or assets are bound, or (iv) the imposition of any encumbrance on the business, properties or assets of Buyer, except in each of the cases of clauses (ii),
     (iii) and (iv), for those breaches, defaults, rights, violations or impositions which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the ability of Buyer to perform its obligations hereunder and to consummate the transactions contemplated thereby.

          (d) No government approval with any governmental authority, or consent, approval or waiver of any other person, is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the Custody Agreement and the consummation of the transactions contemplated thereby except those that have been made or obtained prior to the date hereof and except for those government approvals or consents, approvals or waivers of any other person which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the ability of Buyer to perform its obligations hereunder and to consummate the transactions contemplated thereby.

          (e) Buyer is purchasing the Seller Shares to be purchased by it for its own account with the present intention of holding such securities for investment purposes and not with a view to or for sale in any distribution of such securities in violation of any federal or state securities laws. Buyer acknowledges that the Seller Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any other securities laws and that the Seller Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such sale, transfer, offer, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the Securities Act and is registered under any applicable state securities laws or pursuant to an exemption from registration under the Securities Act and other compliance with any applicable state securities laws.

          (f) Buyer has conducted its own independent investigation of the Company and has been furnished with all information, documents and other materials relating to the Company and its business, management, operations and finances, that Buyer believes is necessary to enter into this Agreement and the Custody Agreement. Buyer (i) is familiar with the business of the Company, (ii) has obtained any and all publicly available information regarding the Company that Buyer has determined is necessary or appropriate in making the decision to purchase the Seller Shares from Sellers and in determining the sale price therefor, and (iii) is not relying on, and has not received, any representation or statement by any Seller (except as expressly set forth herein) or any of its directors, officers, stockholders, agents or representatives regarding (A) the business, financial condition or prospects of the Company or (B) the value of the Seller Shares. Buyer acknowledges and agrees that (x) the Per Share Price may not equal the trading price of the Company's common stock (or the fair market value of the Seller Shares) on the date hereof and (y) after the Closing, the value of the Seller Shares may decrease as a result of a number of factors, including without limitation (I) changes in the Company's business, financial condition, business relationships or prospects or (II) general industry, market or economic conditions. Without limiting the generality of the foregoing, Buyer acknowledges that (i) Sellers currently may have, and later may come into possession of, information with respect to the business, financial condition or prospects of the Company that is not known to Buyer and that may be material to a decision to purchase the Seller Shares (the "Sellers Excluded Information") and (ii) Buyer has determined to purchase the Seller Shares notwithstanding Buyer's lack of knowledge of the Sellers Excluded Information and (iii) Sellers shall have no liability to Buyer with respect to the nondisclosure of the Sellers Excluded Information or any other information in connection with the transaction contemplated hereby.

          (g) Except for the representations and warranties contained in this
     Section 4, neither Buyer nor any other person has made or makes any other express or implied representation or warranty, either oral or written, on behalf of Buyer or any of its respective affiliates, subsidiaries, predecessors, successors, assigns, and each of their respective directors, officers, employees, agents, stockholders, attorneys, and insurers, past, present and future, including, without limitation, any representation or warranty relating to the Company, its financial position and results of operations or its prospects.

          5. Sellers' Covenant. The Sellers hereby agree that at or prior to Closing, they shall assign all their right, title and interest in the registration rights agreement between MCM Capital Group, Inc. and the Initial Stockholders named therein dated as of February 21, 2002 and the amended and restated registration rights agreement between MCM Capital Group, Inc. and the several stockholders listed therein dated as of October 31, 2000, as amended by the First Amendment thereto dated March 13, 2001 (together, the "Registration Rights Agreements") to the Buyer in accordance with the applicable section of each of the Registration Rights Agreements pursuant to an assignment substantially in the form of Exhibit B.

          6. Conditions to Closing.

          (a) The obligations of each Seller, on the one hand, and of Buyer, on the other hand, to consummate the Closing on the Closing Date shall be subject to the condition precedent that the representations and warranties made by Buyer and Sellers in Sections 3 and 4, respectively, of this Agreement shall have been true and correct when made and shall be true and correct in all material respects at and as of the Closing Date as if made on the Closing Date.

          (b) The obligations of the Buyer to consummate the Closing on the Closing Date shall be subject to the further condition that each of Ray Fleming and Peter May shall have tendered their resignation from the Board of Directors of the Company effective as of the Closing.

          (c) In the event that the Closing has not occurred on or before the Closing Date, then either Sellers or Buyer may terminate this Agreement by written notice to the other, provided that the party giving notice of such termination is not in breach of its obligations hereunder. Any such termination of this Agreement shall not relieve any party in breach of this Agreement from any liability for such breach.

          7. Miscellaneous.

          (a) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

          (b) Survival. All covenants, agreements, representations and warranties made by the Buyer and Sellers herein and in any certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the Closing.

          (c) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

          (d) Entire Agreement; Third Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and is not intended to confer upon any Person (other than the parties hereto) any rights or remedies hereunder.

          (e) Assignment. This Agreement may not be assigned by any party without the prior written consent of the other parties, except that Buyer may assign its rights hereunder to any of its affiliates; provided that Buyer shall remain liable for its obligations hereunder.

          (f) Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed by the parties hereto or waived except by an instrument in writing signed by the party granting the waiver.

          (g) Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          (h) Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and shall be deemed to have been duly given or made when delivered, or three business days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto:

     Buyer:     717 Fifth Avenue, 26th Floor
                New York, NY 10022
                Attention: Sally Rocker
                Telecopy: (646) 607-8656
                Telephone: (212) 404-6800

                with a copy to:

                Fox-Pitts, Kelton Capital
                25 Copthall Avenue
                London EC2R 7BP
                United Kingdom
                Attention: Tim Hanford
                Telecopy: +44 (0)20 7071 7700

     Sellers: To the addresses set forth for each Seller on Schedule 1, with a copy to:

                Debevoise & Plimpton, LLP
                919 Third Avenue
                New York, NY 10022
                Attention: Steven Ostner, Esq.
                Telecopy: (212) 909-6836

          (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          (j) Consent to Jurisdiction. Each of the parties hereto (a) consents to submit itself or himself to the personal jurisdiction of the courts of the State of New York or any federal court sitting in the State of New York in the event that any dispute arises out of this Agreement or the transactions contemplated hereby, (b) agrees that it or he will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it or he will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the courts of the State of New York or any federal court sitting in the State of New York.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                   JCF FPK I LP

                                   By: JCF ASSOCIATES II-A LLC, its
                                       general partner


                                   By:   /s/ Sally Rocker
                                       -----------------------------------------
                                   Name:     Sally Rocker
                                         ---------------------------------------
                                   Title:    Managing Director
                                          --------------------------------------

                                   TRIARC COMPANIES, INC.


                                   By:   /s/ Stuart Rosen
                                       -----------------------------------------
                                   Name:     Stuart I. Rosen
                                         ---------------------------------------
                                   Title:    Senior Vice President and Secretary
                                          --------------------------------------


                                   MADISON WEST ASSOCIATES CORP.


                                   By:   /s/ Stuart Rosen
                                       -----------------------------------------
                                   Name:     Stuart I. Rosen
                                         ---------------------------------------
                                   Title:    Senior Vice President and Secretary
                                          --------------------------------------


                                   PELTZ FAMILY LIMITED PARTNERSHIP


                                   By:   /s/ Claudia Peltz
                                       -----------------------------------------
                                   Name:     Claudia Peltz
                                         ---------------------------------------
                                   Title:    General Partner
                                          --------------------------------------


                                   THE LENI AND PETER MAY FAMILY FOUNDATION


                                   By:   /s/ Peter W. May
                                       -----------------------------------------
                                   Name:     Peter W. May
                                         ---------------------------------------
                                   Title:    Director
                                          --------------------------------------

                                        JON MAY


                                        By:  /s/ Jonathan May
                                            ------------------------------------


                                        LESLIE MAY BLAUNER


                                        By:  /s/ Leslie May Blauner
                                            ------------------------------------


                                        C.P. INTERNATIONAL INVESTMENTS LIMITED


                                        By:  /s/ Ray Fleming
                                            ------------------------------------
                                        Name:     Ray Fleming
                                              ----------------------------------
                                        Title:    Director
                                               ---------------------------------


                                        AMY SCHORR


                                        By:  /s/ Amy B. Schorr
                                            ------------------------------------

                                   Schedule 1

                                                     Applicable
                                                      Purchase      Registrable
Name and Address                   Seller Shares       Price         Securities
----------------                   -------------   --------------   ------------
Triarc Companies, Inc.                  91,275     $   889,931.25        91,275
280 Park Avenue, 41st Floor
New York, NY 10017
Attn: Brian Schorr, Esq.

Madison West Associates Corp.          788,381     $ 7,686,714.75       788,381
c/o Triarc Companies, Inc.
280 Park Avenue, 41st Floor
New York, NY 10017
Attn: Brian Schorr, Esq.

Peltz Family Limited Partnership       850,369     $ 8,291,097.75       850,369
c/o Triarc Companies, Inc.
280 Park Avenue, 41st Floor
New York, NY 10017
Attn: Brian Schorr, Esq.

The Leni and Peter May
Family Foundation                       15,000     $   146,250.00             0
c/o Triarc Companies, Inc.
280 Park Avenue, 41st Floor
New York, NY 10017
Attn: Brian Schorr, Esq.

Jon May                                211,597     $ 2,063,070.75       211,597
c/o Triarc Companies, Inc.
280 Park Avenue, 41st Floor
New York, NY 10017
Attn: Brian Schorr, Esq.

Leslie May Blauner                     211,597     $ 2,063,070.75       211,597
c/o Triarc Companies, Inc.
280 Park Avenue, 41st Floor
New York, NY 10017
Attn: Brian Schorr, Esq.

C.P. International Investments
Limited                              3,563,805     $34,747,098.00     3,563,805
54-58 Park Street
Sydney, NSW 2000
Australia
Attn: General Counsel
Telecopy: (011) 612 9261 3148

Amy Schorr                               5,008     $    48,828.00         5,008
c/o Triarc Companies, Inc.
280 Park Avenue, 41st Floor
New York, NY 10017
Attn: Brian Schorr, Esq.

                                                                       Exhibit A



               CUSTODY AGREEMENT AND IRREVOCABLE POWER OF ATTORNEY


         CUSTODY AGREEMENT AND IRREVOCABLE POWER OF ATTORNEY, dated as of April 20, 2007 (this "Agreement"), among American Stock Transfer & Trust Company, as custodian (the "Custodian"), Brian Schorr, Stuart Rosen and David Barnett, as attorneys-in-fact (individually, an "Attorney-In-Fact", and collectively, the "Attorneys-In-Fact"), the undersigned beneficial owners (the "Security Holders") of Common Stock (as defined below), and JCF FPK I LP (the "Buyer").

         WHEREAS, the Security Holders have agreed to sell to the Buyer, shares of Common Stock, $.01 par value per share (the "Common Stock") of Encore Capital Group, Inc., a Delaware corporation (the "Company"), pursuant to a Stock Purchase Agreement, dated as of April 20, 2007 (the "Stock Purchase Agreement"), between the Buyer and the Security Holders.

         NOW THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. The Security Holders hereby agree to establish an escrow account with the Custodian into which the shares of Common Stock to be sold by the Security Holders pursuant to the Stock Purchase Agreement (the "Shares") shall be deposited and held by the Custodian pending the disposition thereof in accordance with Section 3 below.

         2. (a) Each Security Holder hereby irrevocably makes, constitutes and appoints the Attorneys-In-Fact, or any of them, and each of their substitutes appointed pursuant to Section 2(b) hereof, the true and lawful attorneys-in-fact of such Security Holder, each with full power and authority to act together or alone, including full power of substitution, in the name of and for and on behalf of such Security Holder:

                  (i) to sell and deliver to the Buyer the number of Shares
            allocated to such Security Holder on Schedule A attached hereto, which may include shares held in "street name" electronically transferred to the Custodian and thereafter held either in certificate or book-entry form by the Custodian ("DWAC Shares") at a per share purchase price to be paid by the Buyer pursuant to the Stock Purchase Agreement;

                  (ii) for the purpose of effecting the sale of the Shares, to make, execute, deliver and perform the Security Holders' obligations under the Stock Purchase Agreement;

                  (iii) to endorse, transfer and deliver certificates for the
            Shares to or on the order of the Buyer, or to its nominee or nominees, and to give such written orders and instructions to the Company, the Custodian and transfer agent for the Shares as the Attorneys-In-Fact may in the sole discretion of any one of them determine with respect to (A) the transfer on the books of the Company or the Company's transfer agent of the Shares to be sold by the Security Holder in order to effect such sale (including the names in which new certificates for such Shares are to be issued and the denominations thereof); (B) the delivery to or for the account of the Buyer of certificates for the Shares against receipt by the Custodian of the full purchase price to be paid therefor; (C) the remittance to each Security Holder of such Security Holder's share of the proceeds from any sale of Shares, less any applicable transfer taxes and tax withholdings; and
            (D) the return to each Security Holder of certificates or DWAC Shares representing the number of Shares (if any) deposited with the Custodian not sold by such Security Holder pursuant to the Stock Purchase Agreement for any reason;

                  (iv) to take, on behalf of each Security Holder, all steps deemed necessary or advisable by the Attorneys-In-Fact in the sole discretion of any of them in connection with the sale of the Shares pursuant to the Stock Purchase Agreement;

                  (v) to incur any necessary or appropriate expense in
            connection with the sale of the Shares; all such expenses shall be paid by funds advanced by the Security Holders, upon request, to the Attorneys-in-Fact and/or by the proceeds of the sale of the Security Holders' Shares, pursuant to the Stock Purchase Agreement, with each Security Holder's proportionate share of all such expenses, if any, being in proportion to the number of Shares sold by such Security Holder pursuant to the Stock Purchase Agreement;

                  (vi) if necessary, to execute or endorse (in blank or
            otherwise), on behalf of the Security Holders, the certificate or certificates representing the Shares or a stock power or powers attached to such certificate or certificates; and

                  (vii) to make, exchange, execute, acknowledge and deliver all such other contracts, powers of attorney, orders, receipts, notices, requests, instructions, certificates, letters, communications, amendments to the Stock Purchase Agreement and other writings and, in general, to do all things and to take all action which the Attorneys-In-Fact in the sole discretion of either one of them may consider necessary or proper in connection with or to carry out the aforesaid sale of Shares to the Buyer, as fully as could the Security Holders if personally present and acting.

            (b) Each of the Attorneys-In-Fact shall have the full power to make and substitute any person in their place and stead, and the Security Holders hereby ratify and confirm all actions that each of the Attorneys-In-Fact and any substitute or substitutes shall take by virtue of these presents.

         3. (a) A custody arrangement is hereby established by the Security Holders with the Custodian with respect to any of the following deposited with the Custodian: any Shares represented by certificates or DWAC Shares; and the Custodian is hereby instructed to act in accordance with this Agreement and any amendments or supplements hereto authorized by the Attorneys-In-Fact and the Custodian.

            (b) There are herewith delivered to the Custodian, and the Custodian hereby acknowledges receipt of the following, which collectively represent all of the Shares: certificates or DWAC Shares representing Shares, each accompanied by duly executed stock powers with respect to the Shares. Such certificates and stock powers are to be held by the Custodian for the account of the Security Holders and are to be disposed of by the Custodian in accordance with this Agreement.

            (c) The Custodian is authorized and directed by each Security
Holder:

                  (i) to hold the certificates and DWAC Shares delivered by such
            Security Holder in its custody;

                  (ii) when instructed by one of the Attorneys-In-Fact at the
            Closing (as defined in the Stock Purchase Agreement), to cause such Shares to be transferred on the books of the Company or the transfer agent into such names as the Custodian shall have been instructed by the Buyer in writing, and to cause to be issued, against surrender of certificates for the Shares, a new certificate or certificates for such Shares, registered in such name or names; and in such case, to deliver such new certificates representing such Shares to the Buyer on the Closing Date; and

                  (iii) pursuant to the written instructions of the
            Attorneys-In-Fact, or any of them, the Custodian shall return to each Security Holder new certificates, or, in the case of DWAC Shares, shares electronically transferred to such Security Holder's account at such broker-dealer that is a participant in the Depository Trust system as such Security Holder shall specify in writing, representing the number of the Security Holder's shares of Common Stock (if any) represented by the certificates or DWAC Shares held by the Custodian that are in excess of the number of Shares sold by the Security Holder pursuant to the Stock Purchase Agreement, which certificates shall, if the shares deposited with the Custodian bore such legend, bear any appropriate legend reflecting the unregistered or control status thereof under the Securities Act of 1933, as amended (the "Act").

            (d) In the event at any time after the termination of the Stock Purchase Agreement without a sale of the Shares, the Attorneys-In-Fact, or any of them, deliver a notice to the Custodian and the Buyer stating that the sale pursuant to the Stock Purchase Agreement will not proceed, the Power of Attorney and all authority conferred hereby shall then terminate on such date, and the Custodian shall deliver to each Security Holder as soon as practicable after such date, all certificates, DWAC Shares, and stock powers deposited by such Security Holder. Securities returned to the Security Holders pursuant to the foregoing sentence shall be returned with any related stock powers, and any new certificates issued to the Security Holders with respect to any restricted securities included within the foregoing shall bear any appropriate legend reflecting the unregistered status thereof under the Act.

         4. The Power of Attorney and all authority conferred hereby are granted and conferred and the stock powers deposited with the Custodian and the Shares represented by certificates or DWAC Shares deposited with the Custodian, held in custody for each Security Holder under this Agreement are subject to the interests of the Buyer and in consideration of those interests, and for the purpose of completing the transaction contemplated by the Stock Purchase Agreement; the arrangements made by such Security Holder for such custody, and the appointment by such Security Holder of the Attorneys-In-Fact hereby, are an agency coupled with an interest and all authority conferred hereby shall be to that extent irrevocable; the obligations of such Security Holder hereunder shall not be terminated by any act of the Security Holder (except as provided in Section 3(d) above) or by operation of law, whether by the death, disability, incompetence or incapacity of the Security Holder, if the Security Holder is an individual, or, if the Security Holder is an estate, foundation or trust, by the death or incapacity of any executor or trustee or the termination of such estate, foundation or trust, or if the Security Holder is a partnership, corporation or other entity, by the dissolution or liquidation of such partnership, corporation or other entity, or by the occurrence of any other event; if the Security Holder or any such executor or trustee should die or become disabled, incompetent or incapacitated, or if any such estate, foundation or trust should be terminated, or if any such partnership, corporation or other entity should be dissolved or liquidated, or if any other such event should occur, before the delivery of the Shares hereunder to the Buyer or the completion of the sale of the Shares as contemplated hereby, certificates representing the Shares shall be delivered to the Buyer by or on behalf of the Security Holder and the sale of the Shares shall be completed in accordance with the terms and conditions of this Agreement and all other actions required to be taken under the Stock Purchase Agreement and this Agreement shall be taken by the Attorneys-In-Fact, or either one of them, or the Custodian, as required; and actions taken by the Attorneys-In-Fact, or either of them, or the Custodian, shall be as valid as if such death, disability, incompetence, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, disability, incompetence, incapacity, termination, dissolution or other event.

         5. Until payment of the purchase price for the Shares sold pursuant to the Stock Purchase Agreement has been made to the Security Holders, the Security Holders shall remain the owners of (and shall retain the right to receive dividends and distributions on, and to vote) such Shares. Notwithstanding the foregoing, the Custodian shall have no duty or obligation with respect to the foregoing sentence. Until such payment in full has been made or until the Stock Purchase Agreement has been terminated (including, without limitation, as contemplated by Section 3(d) above), each Security Holder agrees that it will not give, assign, sell, agree to sell, pledge, hypothecate, grant any lien on, transfer, contract with respect to or otherwise dispose of the Shares or any interests therein.

         6. Each Security Holder and the Buyer (each a "Covenantor") hereby represents, warrants and covenants, severally and not jointly, as follows:

                 (a) Such Covenantor, having full right, power and authority to do so, has duly executed and delivered this Agreement, and has and at all times through the Closing Date will have full right, power and authority to carry out all applicable terms and provisions hereof, and to make all the representations, warranties and covenants contained herein;

                 (b) This Agreement is the valid, legal and binding agreement of such Covenantor and is enforceable against such Covenantor in accordance with its terms, except as such enforceability may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. No consent, approval, authorization or agreement of any person, party, entity, court or government is required to be obtained by such Covenantor in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         7. If applicable, the representations, warranties and covenants of the Security Holders and the Buyer in this Agreement and the Stock Purchase Agreement are made for the benefit of, and may be relied upon by, the Attorneys-In-Fact, the Custodian and its counsel, counsel for the Security Holders, and the Buyer and its representatives, agents and counsel.

         8. The Attorneys-In-Fact and the Custodian shall be entitled to act and rely upon any written statement, request, notice or instructions with respect to this Agreement and the powers and authorizations granted hereunder by the Security Holders, not only as to the authorization, validity and effectiveness thereof, but also as to truth and acceptability of any information therein contained. Notwithstanding the preceding sentence, the Custodian, at its request, shall be entitled to written confirmation from the Buyer as to any statement or notice to the Custodian with respect to the Stock Purchase Agreement and such provisions thereunder. Any statement, request, notice or instructions with respect to this Agreement to be given by the Buyer may be given by the Buyer or by an authorized officer of the Buyer on its behalf and the Custodian may rely conclusively on any such statement, request, notice or instruction believed by it to be signed by the proper party or parties.

         9. The Security Holders and the Buyer agree that the Custodian and the Security Holders agree that the Attorneys-In-Fact may consult with counsel of their own choice (who, in the case of the Custodian, may be an employee of the Custodian or outside counsel for the Custodian, or, in the case of the Attorneys-In-Fact, may be an employee of any Security Holder or outside counsel for any Security Holder), and the Custodian and the Attorneys-In-Fact shall have full and complete authorization and protection for any action taken, suffered or omitted by the Custodian or the Attorneys-In-Fact hereunder in good faith and in reliance upon the advice or opinion of such counsel.

         10. It is understood that the Custodian and the Attorneys-In-Fact assume no responsibility or liability to any person other than to deal with the Shares deposited with the Custodian and the proceeds from the sale of the Shares in accordance with the express provisions hereof. The Custodian and the Attorneys-In-Fact (in their capacity as such) make no representations with respect to and shall have no responsibility, except as herein expressly provided, for any aspect of the sale of Shares pursuant to the Stock Purchase Agreement, and shall not be liable or responsible for any error of judgment or for any action taken, suffered or omitted or for any mistake of fact or law except for their own gross negligence or bad faith (each as finally determined by a court of competent jurisdiction). No implied covenants or obligations shall be read into this Agreement against the Custodian or the Attorneys-In-Fact. None of the provisions contained in this Agreement shall require the Custodian or the Attorneys-In-Fact to expend or risk their own funds or otherwise incur personal financial liability in the performance of any of their duties, or in the exercise of any of their rights or powers, hereunder.

         11. The Security Holders hereby agree, severally and not jointly, to indemnify the Custodian for and to hold the Custodian harmless from and against any and all losses, claims, damages, settlements, costs, expenses, judgments, fines, penalties or liabilities incurred on its part arising out of or in connection with the execution or delivery of this Agreement or acting as the Custodian pursuant hereto, as well as the cost and expenses of investigating and defending any such losses, claims, damages, settlements, costs, expenses, judgments, fines, penalties or liabilities, except to the extent such losses, claims, damages, settlements, costs, expenses, judgments, fines, penalties or liabilities are due to the gross negligence or bad faith of the Custodian (as finally determined by a court of competent jurisdiction). The Security Holders hereby agree, severally and not jointly, to indemnify the Attorneys-In-Fact for and to hold the Attorneys-In-Fact harmless from and against any and all losses, claims, damages, settlements, costs, expenses, judgments, fines, penalties or liabilities incurred on any such Attorney-In-Fact's part arising out of or in connection with the execution or delivery of this Agreement or acting as an Attorney-In-Fact pursuant hereto, as well as the cost and expenses of investigating and defending any such losses, claims, damages, settlements, costs, expenses, judgments, fines, penalties or liabilities, except to the extent such losses, claims, damages, settlements, costs, expenses, judgments, fines, penalties or liabilities are due to the gross negligence or bad faith of such Attorney-In-Fact (each as finally determined by a court of competent jurisdiction). The indemnity provided herein shall survive the termination of this Agreement or the resignation or removal of any Attorney-In-Fact or the Custodian. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Security Holders. Anything herein to the contrary notwithstanding, in no event shall the Custodian or the Attorneys-In-Fact be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Custodian or the Attorneys-In-Fact has been advised of the likelihood of such loss or damage. Any liability of the Custodian will be limited to the amount of fees paid to the Custodian hereunder. The liability of each Security Holder under this Section 11 shall be limited to the net proceeds of the sale pursuant to the Stock Purchase Agreement payable to such Security Holder.

         12. Notwithstanding anything in this Agreement to the contrary, the Custodian may resign hereunder upon thirty (30) days prior written notice given to the Security Holders.

         13. The Custodian shall not be liable for any failures, delays or losses arising directly or indirectly out of conditions beyond its reasonable control, including, but not limited to, acts of government, exchange or market ruling, suspension of trading, work stoppages or labor disputes, civil disobedience, riots, rebellions, electrical or mechanical failure, computer hardware or software failure, communications facilities failures including telephone failure, war, fires, earthquakes, storms, floods, acts of God or similar occurrences.

         14. The Custodian's and the Attorneys-In-Fact's acceptance of this Agreement by their execution hereof shall constitute an acknowledgment by such parties of the authorization herein conferred and shall evidence the Custodian's and the Attorneys-in-Fact's agreement to carry out and perform their respective obligations under this Agreement in accordance with its terms.

         15. It is understood that the Attorneys-In-Fact shall serve entirely without compensation.

         16. This Agreement may be executed in one or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

         17. This Agreement shall be binding upon the Custodian, the Attorneys-In-Fact, the Security Holders, and the respective heirs, legal representatives, distributees, successors and assigns of the Security Holders.

         18. THIS AGREEMENT SHALL BE GOVERNED BY AND CONTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         19. Each of the parties hereto (a) consents to submit itself or himself to the personal jurisdiction of the courts of the State of New York or any federal court sitting in the State of New York in the event that any dispute arises out of this Agreement or the transactions contemplated hereby, (b) agrees that it or he will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it or he will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the courts of the State of New York or any federal court sitting in the State of New York.

         20. Any notice given pursuant to this Agreement shall be deemed given if in writing and delivered in person, or if given by telephone or telegraph if subsequently confirmed by letter: (i) if to the Security Holders, to the addresses set forth of the signature pages hereto; (ii) if to the Custodian, to it at American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, NY 11219, Attention: Susan Silber; (iii) if to the Attorneys-In-Fact, to them as follows:

                  c/o Triarc Companies, Inc.
                  280 Park Avenue
                  New York, NY 10017

         with copies to:

                  Debevoise & Plimpton LLP
                  919 Third Avenue
                  New York, NY 10022
                  Attn: Steven Ostner;

         and (iv) if to the Buyer, to it as follows:

                  JCF FPK I LP
                  717 Fifth Avenue, 26th Floor
                  New York, NY 10022
                  Attn:  Sally Rocker

         21. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


                           [SIGNATURE PAGES TO FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                          CUSTODIAN:

                                          AMERICAN STOCK TRANSFER &
                                          TRUST COMPANY


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          ATTORNEYS-IN-FACT:


                                          --------------------------------------
                                                       Brian Schorr


                                          --------------------------------------
                                                       Stuart Rosen



                                          --------------------------------------
                                                       David Barnett



                                          BUYER:

                                          JCF FPK I LP

                                          By: JCF Associates II-A LLC,
                                              its general partner


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:



                   [SECURITY HOLDER SIGNATURE PAGES TO FOLLOW]

                                          SECURITY HOLDER:


                                                                               *
                                          -------------------------------------


                                          By:
                                             ----------------------------------*
                                             Name:
                                             Title:



                                          Address:
                                                   -----------------------------
                                                   -----------------------------
                                                   -----------------------------




*  TO BE SIGNED IN EXACTLY THE SAME MANNER AS THE CERTIFICATES ARE REGISTERED.





PLEASE CERTIFY THE MARITAL STATUS OF THE SECURITY HOLDER:


[ ] Married. (If married and a resident of a community property state, your spouse MUST execute the spousal consent, Exhibit A)

[ ]   NOT MARRIED.

[ ] NOT APPLICABLE (E.G., THE STOCKHOLDER IS A TRUST, CORPORATION, PARTNERSHIP OR OTHER ENTITY).

                                    EXHIBIT A

                                 SPOUSAL CONSENT


         I am the spouse of _____________________________. On behalf of myself, my heirs and legatees, I hereby join in and consent to the terms of the foregoing Custody Agreement and Irrevocable Power of Attorney and agree to the sale of the securities of Encore Capital Group, Inc. registered in the name of my spouse or otherwise registered, which my spouse proposes to sell pursuant to the Stock Purchase Agreement (as defined in the Custody Agreement and Irrevocable Power of Attorney).


Dated: __________________, 2007              ___________________________________
                                             Signature of Spouse





Print Name                                   ___________________________________

                                                                      Schedule A





                              Selling Stockholders








NAME OF SELLER                                               SHARES
--------------                                               ------
Triarc Companies, Inc.                                       91,275

Madison West Associates Corp.                               788,381

Peltz Family Limited Partnership                            850,369

The Leni and Peter May Family Foundation                     15,000

John May                                                    211,597

Leslie May Blauner                                          211,597

C.P. International Investments Limited                    3,563,805

Amy Schorr                                                    5,008

                                    EXHIBIT B

                              ASSIGNMENT AGREEMENT

          THIS ASSIGNMENT AGREEMENT (this "Agreement") is made as of this 10th day of May, 2007 between [__] (the "Assignor") and JCF FPK I LP (the "Assignee").

          WHEREAS, Assignor and Assignee are parties to the Stock Purchase Agreement, dated as of April 20, 2007 ("the Stock Purchase Agreement");

          WHEREAS, Assignor is or may be a party to the registration rights agreement between MCM Capital Group, Inc. and the Initial Stockholders named therein dated as of February 21, 2002 and the amended and restated registration rights agreement between MCM Capital Group, Inc. and the several stockholders listed therein dated as of October 31, 2000, as amended by the First Amendment thereto dated March 13, 2001 (together, the "Registration Rights Agreements");

          WHEREAS, the Assignor desires to assign its right, title and interest in, under and with respect to the Registration Rights Agreements to the Assignee;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and intending to be legally bound, the parties hereto hereby agree as follows:

          1. Defined Terms. Capitalized terms used herein which are not defined herein shall have the respective meanings set forth in the Registration Rights Agreements.

          2. Assignment of Rights Under the Registration Rights Agreement. The Assignor hereby assigns to the Assignee in accordance with the applicable section of the Registration Rights Agreements all its present and future right, title and interest in, under and with respect to the Registration Rights Agreements with respect to the Registrable Securities (as defined therein) transferred to the Assignee pursuant to the Stock Purchase Agreement (the "Transferred Interest").

          3. Acceptance. The Assignee acknowledges that it has received a copy of the Registration Rights Agreements and hereby accepts the assignment set forth in Section 2 subject to the terms and conditions of the Registration Rights Agreements.

          4. Binding Agreement. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Nothing contained in this Agreement shall be deemed to confer upon anyone other than the parties hereto (and their permitted successors and assigns) any legal right or equitable right, remedy or claim under or by reason of this Agreement.

          5. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

          6. Assignment. This Agreement may not be assigned by any party without the prior written consent of the other parties, except that Assignee may assign its rights hereunder to any of its affiliates; provided that Assignee shall remain liable for its obligations hereunder.

          7. Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed by the parties hereto or waived except by an instrument in writing signed by the party granting the waiver.

          8. Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          9. Governing Law. This Agreement will be governed by, and interrupted in accordance with, the laws of the State of New York.

          10. Consent to Jurisdiction. Each of the parties hereto (a) consents to submit itself or himself to the personal jurisdiction of the courts of the State of New York or any federal court sitting in the State of New York in the event that any dispute arises out of this Agreement or the transactions contemplated hereby, (b) agrees that it or he will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it or he will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the courts of the State of New York or any federal court sitting in the State of New York.

                  [Remainder of page intentionally left blank.]

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                        [ASSIGNOR]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        JCF FPK I LP

                                        By: JCF ASSOCIATES II-A LLC, its
                                            general partner


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------